UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Ave., New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1276

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2024, ModusLink Corporation (“ModusLink”), a wholly-owned subsidiary of Steel Connect, Inc., entered into a Second Amendment to Credit Agreement (the “Second Amendment”), amending the Credit Agreement, dated as of March 16, 2022, as amended by that certain First Amendment to Credit Agreement, dated March 13, 2023, by and between ModusLink, as borrower, and Umpqua Bank, as lender and as agent (as amended from time to time, the “Umpqua Facility”).

Among other things, the Second Amendment extended the maturity date with respect to revolving loans from March 31, 2025 to March 31, 2026, removed certain adjustments in the definition of “Adjusted EBITDA” as set forth in the Umpqua Facility, and removed certain caps and conditions on ModusLink’s ability to pay dividends.

A copy of the Second Amendment is being filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Second Amendment is qualified in its entirety by the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of May 1, 2024, by and between ModusLink Corporation, as borrower, and Umpqua Bank, as lender and agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL CONNECT, INC.

Dated: May 3, 2024	By:	/s/ Ryan O’Herrin
		Name:	Ryan O’Herrin
		Title:	Chief Financial Officer